UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2011

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 509-489-0500

Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2011, Avista Corporation (Avista Corp. or the Company) entered into a four-year committed line of credit with Union Bank, N.A. as Administrative Agent and an Issuing Bank, Wells Fargo Bank National Association as Syndication Agent and an Issuing Bank, and The Bank of New York Mellon, Keybank National Association, U.S. Bank National Association as Co-Documentation Agents and various other lenders in the amount of $400.0 million with an expiration date of February 11, 2015. This committed line of credit replaced the $320.0 million and $75.0 million committed line of credit agreements that had an expiration date of April 5, 2011. The Company can request the issuance of up to $300.0 million in letters of credit under the committed line of credit. The committed line of credit is secured by $400.0 million of non-transferable First Mortgage Bonds of the Company issued to the agent bank. Such First Mortgage Bonds would only become due and payable in the event, and then only to the extent, that the Company defaults on its obligations under the committed line of credit.

The committed line of credit agreement contains customary covenants and default provisions, including a covenant not to permit the ratio of “consolidated total debt” to “consolidated total capitalization” of Avista Corporation to be greater than 65 percent at the end of any fiscal quarter.

Item 1.02 Termination of a Material Definitive Agreement.

On February 11, 2011, Avista Corp., and the Banks party thereto, Bank of America, N.A., as Managing Agent, Keybank National Association and U.S. Bank, National Association, as Documentation Agents, Wells Fargo Bank, as Documentation Agent and an Issuing Bank, Union Bank, N.A. f/k/a Union Bank of California, N.A., as Syndication Agent and an Issuing Bank, and The Bank of New York Mellon f/k/a The Bank of New York, as Administrative Agent and an Issuing Bank, terminated a $320.0 million Credit Agreement at the direction of the Company.

On February 11, 2011, Avista Corp. and the Banks party thereto, JPMorgan Chase Bank, N.A. and UBS Securities LLC, as Co-Documentation Agents, Wells Fargo Securities, LLC, as Syndication Agent, and Union Bank, N.A., as Administrative Agent terminated a $75.0 million Credit Agreement at the direction of the Company.

The Company elected to terminate the $320.0 million and $75.0 million Credit Agreements prior to their April 5, 2011 expiration date as the Company has secured a new $400.0 million four-year committed line of credit as described at Item 1.01.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See description of the Company’s $400.0 million committed line of credit under Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Fifty-First Supplemental Indenture, dated as of February 1, 2011.

10.1	Credit Agreement, dated as of February 11, 2011, among Avista Corporation, the Banks Party hereto, The Bank of New York Mellon, Keybank National Association, and U.S. Bank National Association, as Co-Documentation Agents, Wells Fargo Bank National Association as Syndication Agent and an Issuing Bank, and Union Bank N.A. as Administrative Agent and an Issuing Bank.

10.2	Bond Delivery Agreement, dated as of February 11, 2011, between Avista Corporation and Union Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date: February 16, 2011	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President
and Chief Financial Officer